UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia		23060-9245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 27, 2017, Dynex Capital, Inc., a Virginia corporation (the “Company”), entered into an amendment no. 1 (the “Amendment”) to the amended and restated equity distribution agreement, dated March 31, 2017 (the “Original Agreement” and, as amended by the Amendment, the “Amended Agreement”), between the Company and JMP Securities LLC (the “Agent”).

The Amendment increases the number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that the Company may offer and sell under the Amended Agreement.

Pursuant to the Amended Agreement, on or after December 27, 2017, the Company may offer and sell up to 10,000,000 shares of Common Stock from time to time through the Agent, as the Company’s sales agent under the Amended Agreement. Sales of shares of the Common Stock, if any, under the Amended Agreement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on or through the New York Stock Exchange or on any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices or by any other method permitted by law.

The Agent is entitled to compensation of up to two percent (2.0%) of the gross sales price per share for any shares of the Common Stock sold by the Agent under the Amended Agreement. The Amended Agreement contains various representations, warranties and agreements by the Company and the Agent, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

From time to time, in the ordinary course of business, the Agent and its affiliates have provided, and in the future the Agent and its affiliates may provide, investment banking services to the Company and have received or may receive fees from the Company for the rendering of such services.

The foregoing description of the Amended Agreement is not complete and is qualified in its entirety by reference to the full text of the Original Agreement and the Amendment, copies of which are filed herewith as Exhibit 10.34 and Exhibit 10.34.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. In connection with the filing of the Amendment, the Company is filing as (i) Exhibit 5.1 to this Current Report on Form 8-K an opinion of Troutman Sanders LLP with respect to the legality of the shares of Common Stock to be sold under the Amended Agreement and (ii) Exhibit 8.1 to this Current Report on Form 8-K an opinion of Troutman Sanders LLP with respect to certain tax matters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares.

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters.

10.34	Amended and Restated Equity Distribution Agreement between Dynex Capital, Inc. and JMP Securities LLC, dated March 31, 2017 (incorporated herein by reference to Exhibit 10.34 to Dynex Capital, Inc.’s Current Report on Form 8-K filed April 3, 2017).

10.34.1	Amendment No. 1, dated December 27, 2017, to Amended and Restated Equity Distribution Agreement between Dynex Capital, Inc. and JMP Securities LLC, dated March 31, 2017.

23.1	Consent of Troutman Sanders LLP (included in exhibit 5.1).

23.2	Consent of Troutman Sanders LLP (included in exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: December 27, 2017	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer